Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 7th day of March, 2012, between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”).

Address:	11025, 11035 and 11045 Roselle Street, San Diego, California.

Premises:	That certain portion of the Project consisting of (i) a building containing approximately 18,705 rentable square feet (“11025 Building”), (ii) a building containing approximately 17,590 rentable square feet (“11035 Building”), and (iii) a building containing approximately 30, 147 rentable square feet (“11045 Building”). The 11025 Building, the 11035 Building and the 11045 Building are all as shown on Exhibit A. The 11025 Building, the 11035 Building and the 11045 Building are collectively referred to herein as the “Buildings”.

Project:	The real property on which the Buildings are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	As provided in the schedule shown on Exhibit K

Rentable Area of Premises: 66,442 sq. ft.

Rentable Area of Project: 66,442 sq. ft.

Tenant’s Share of Operating Expenses: 100%

Security Deposit: $375,000

Base Term:	Beginning on the Commencement Date and ending on May 31, 2017.

Permitted Use:	Manufacturing of ambulatory pumps and related accessories, research and development, sales, marketing, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
c/o Arco Plaza Station	385 E. Colorado Boulevard, Suite 299
P.O. Box 711029	Pasadena, CA 91101
Los Angeles, California 90071	Attention: Corporate Secretary

Tenant’s Notice Address:
11045 Roselle Street, Suite 200
San Diego, California 92121
Attention: Kim D. Blickenstaff

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C-1 - 11025 BUILDING WORK LETTER	☒ EXHIBIT C-2 - BUILDING 11045 ADDITIONAL
☒ EXHIBIT D - COMMENCEMENT DATE	PREMISES WORK LETTER
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G - HAZARDOUS MATERIALS LIST	☒ EXHIBIT H - ASBESTOS DISCLOSURE

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☒ EXHIBIT I - BUILDING 11025 SPACE PLAN	☒ EXHIBIT J - BUILDING 11045 ADDITIONAL
☒ EXHIBIT K - BASE RENT SCHEDULE	PREMISES SPACE PLAN
☒ EXHIBIT L - BACK-UP GENERATOR LOCATIONS

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord grants Tenant the non-exclusive right to use the Common Areas during the Term. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially and adversely affect Tenant’s access to or use and enjoyment of the Premises for the Permitted Use or reduce the number of parking spaces available for Tenant’s use other than on a temporary basis.

2. Delivery; Acceptance of Premises; Commencement Date.

(a) 11025 Building. The “11025 Building Commencement Date” shall be the earlier of (i) the date that Landlord delivers the 11025 Building to Tenant with Landlord’s Work in the 11025 Building Substantially Completed (“Delivery” or “Deliver”), or (ii) the date Landlord could have Delivered the 11025 Building but for Tenant Delays. Landlord shall use reasonable efforts to Deliver the 11025 Building to Tenant on or before June 1, 2012. If Landlord fails to timely Deliver the 11025 Building, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable. As used in this Section 2(a), the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the 11025 Building Work Letter attached to this Lease as Exhibit C-1.

Except as set forth in the Building 11025 Work Letter: (i) Tenant shall accept the 11025 Building in its condition as of the 11025 Building Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the 11025 Building; and (iii) Tenant’s taking possession of the 11025 Building shall be conclusive evidence that Tenant accepts the 11025 Building and that the 11025 Building was in good condition at the time possession was taken. Any occupancy of the 11025 Building by Tenant before the 11025 Building Commencement Date shall be subject to all of the terms and conditions of this Lease.

Except as provided in the 11025 Building Work Letter, for the period of 90 consecutive days after the 11025 Building Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the MEP and HVAC systems serving the 11025 Building, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

(b) 11035 Building. The “11035 Building Commencement Date” shall be the date of this Lease. Landlord and Tenant acknowledge and agree that, prior to the date this Lease, Tenant occupied the 11035 Building pursuant to that certain Lease Agreement between Landlord and Tenant dated September 16, 2009 (as the same may have been amended, the “Prior 11035 Building Lease”). Landlord and Tenant acknowledge and agree that the Prior 11035 Building Lease is terminating as of the date of this Lease, and that Tenant and Landlord shall have no further obligations under the Prior 11035 Building Lease except for those accruing prior to the date of this Lease, including, without limitation, with respect to Tenant, the obligation to pay Rent (as defined in the Prior 11035 Building Lease) through the date of this Lease, and those which, pursuant to the terms of the Prior 11035 Building Lease, survive the expiration or early termination of Prior 11035 Building Lease.

Except as set forth in this Lease: (i) Landlord shall have no obligation for any defects in the 11035 Building; and (iii) Tenant’s occupancy of the 11035 Building under the Prior 11035 Building Lease shall be conclusive evidence that Tenant accepts the 11035 Building in its current condition and that such condition is acceptable to Tenant.

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(c) 11045 Building Existing Premises. The “11045 Building Existing Premises Commencement Date” shall be the date of this Lease. Landlord and Tenant acknowledge and agree that, prior to the date this Lease, Tenant occupied that portion of the 11045 Building, consisting of approximately 21,464 rentable square feet, as reflected on Exhibit A as the 11045 Building Existing Premises (“11045 Building Existing Premises”), pursuant to that certain Lease Agreement between Landlord and Tenant dated March 31, 2008 (as the same may have been amended, the “Prior 11045 Building Lease”). Landlord and Tenant acknowledge and agree that the Prior 11045 Building Lease is terminating as of the date of this Lease, and that Tenant and Landlord shall have no further obligations under the Prior 11045 Building Lease except for those accruing prior to the date of this Lease, including, without limitation, with respect to Tenant, the obligation to pay Rent (as defined in the Prior 11045 Building Lease) through the date of this Lease, and those which, pursuant to the terms of the Prior 11045 Building Lease, survive the expiration or early termination of Prior 11045 Building Lease.

Landlord and its contractors and agents shall have the right to enter portions of the 11045 Building Existing Premises to complete Landlord’s Work (as defined in the 11045 Building Additional Premises Work Letter) in that portion of the 11045 Building Existing Premises identified on Exhibit J as the “11045 Building Existing Premises Improvement Area” and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s completion of Landlord’s Work in the 11045 Building Existing Premises Improvement Area may temporarily adversely affect Tenant’s use and occupancy of the 11045 Building Existing Premises. Landlord agrees to use reasonable efforts to perform Landlord’s Work in the 11045 Building Existing Premises Improvement Area in a manner which minimizes disruption with Tenant’s use and enjoyment of the 11045 Building Existing Premises. Tenant waives all claims for rent abatement against Landlord in connection with Landlord’s Work in the 11045 Building Existing Premises Improvement Area.

Except as set forth in this Lease: (i) Landlord shall have no obligation for any defects in the 11045 Building Existing Premises; and (iii) Tenant’s occupancy of the 11045 Building Existing Premises under the Prior 11045 Building Lease shall be conclusive evidence that Tenant accepts the 11045 Building Existing Premises in its current condition and that such condition is acceptable to Tenant.

(d) 11045 Building Additional Premises. The “11045 Building Additional Premises Commencement Date” shall be earlier of (i) the date that Landlord Delivers that certain portion of the 11045 Building, consisting of approximately 8,683 rentable square feet, as reflected on Exhibit A as the 11045 Building Additional Premises (“11045 Building Additional Premises”) to Tenant with Landlord’s Work in the 11045 Building Additional Premises Substantially Completed, or (ii) the date Landlord could have Delivered the 11045 Building Additional Premises to Tenant with Landlord’s Work in the 11045 Building Additional Premises Substantially Completed but for Tenant Delays. Landlord shall use reasonable efforts to Deliver the 11045 Building Additional Premises to Tenant on or before May 1, 2012. If Landlord fails to timely Deliver the 11045 Building Additional Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable. As used in this Section 2(d), the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the 11045 Building Additional Premises Work Letter attached to this Lease as Exhibit C-2.

Except as set forth in the 11045 Building Additional Premises Work Letter: (i) Tenant shall accept the 11045 Building Additional Premises in its condition as of the 11045 Building Additional Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the 11045 Building Additional Premises; and (iii) Tenant’s taking possession of the 11045 Building Additional Premises shall be conclusive evidence that Tenant accepts the 11045 Building Additional Premises and that the 11045 Building Additional Premises was in good condition at the time possession was taken. Any occupancy of the 11045 Building Additional Premises by Tenant before the 11045 Building Additional Premises Commencement Date shall be subject to all of the terms and conditions of this Lease.

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Except as provided in the 11045 Building Additional Premises Work Letter, for the period of 90 consecutive days after the 11045 Building Additional Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the MEP and HVAC systems serving the 11045 Building Additional Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

(e) General. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the 11025 Building Commencement Date, the 11035 Building Commencement Date, the 11045 Building Existing Premises Commencement Date, the 11045 Building Additional Premises Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. Landlord represents and warrants that, as of the date of this Lease, Landlord is the owner of the fee interest in the Project. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent for the 11025 Building and the 11045 Building Additional Premises, and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Commencing on (i) the 11025 Building Commencement Date with respect to the 11025 Building, (ii) the 11035 Building Commencement Date with respect to the 11035 Building, (iii) the 11045 Building Existing Premises Commencement Date with respect to the 11045 Building Existing Premises, and (iv) on the 11045 Building Additional Premises Commencement Date with respect to the 11045 Building Additional Premises, and on the first day of each calendar month thereafter during the Term, Tenant shall pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any reduction or abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained in this Lease, commencing on the 1st day of the 2nd month following the 11025 Building Commencement Date through the expiration of the 5th month following the 11025 Building Commencement Date, Tenant shall not be required to pay Base Rent for the 11025 Building only, as reflected on Exhibit K. Tenant shall re-commence paying Base Rent for the 11025 Building on the 1st day of the 6th month after the 11025 Building Commencement Date.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of

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Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments. Base Rent shall be increased during the Base Term as provided for in the schedule set forth on Exhibit K. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but not more than twice in any given calendar year during the Term. Commencing on (i) the 11025 Building Commencement Date with respect to the 11025 Building, the 11035 Building Commencement Date with respect to the 11035 Building, the 11045 Building Existing Premises Commencement Date with respect to the 11045 Building Existing Premises, and (iv) on the 11045 Building Additional Premises Commencement Date with respect to the 11045 Building Additional Premises, and thereafter on the first day of each month of the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 15 years and the useful life of such capital items, and the costs of Landlord’s third party property manager (not to exceed 3% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent). Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments, points or fees on any Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) marketing, advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other costs and expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

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(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s) any costs incurred to remove, study, test, remediate or otherwise related to the presence of Hazardous Materials in or about the Project (provided, however, that nothing herein shall excuse Tenant from its obligations under Sections 28 and 30 of this Lease);

(t) costs incurred in connection with upgrading the 11025 Building to comply with ADA in effect as of the 11025 Building Commencement Date, including penalties or damages incurred as a result of such non-compliance;

(u) reserves for future improvements, repairs or replacements; and

(v) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

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Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 120 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 120 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a reputable, regionally recognized, independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such results, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such results. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (“Security Deposit”) for the performance of all of Tenant’s obligations hereunder, in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of

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a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 business days after demand from Landlord the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 business days after demand from Landlord, restore the Security Deposit to its original amount. Following the expiration or earlier termination of the Lease, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 45 days after the expiration or earlier termination of this Lease. Landlord shall return to Tenant the Letters of Credit (as defined in the Prior 11035 Building Lease and the Prior 11045 Building Lease) delivered to Tenant under the Prior 11035 Building Lease and the Prior 11045 Building Lease promptly following Tenant’s delivery to Landlord of the full Security Deposit required under this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

If on June 1, 2013, Tenant is not in Default of this Lease and has not been in Default of this Lease more than twice (“Reduction Requirement”), then the Security Deposit shall be reduced to $337,500.00 (the “Reduced Security Deposit”). If Tenant has met the Reduction Requirement and delivers a written request to Landlord for such reduction of the Security Deposit, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit. If the Security Deposit is reduced as provided herein, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner

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that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall, at its sole cost, be responsible for the compliance of the Common Areas of the 11025 Building with the ADA as of the 11025 Building Commencement Date. As of the 11025 Building Commencement Date with respect to the 11025 Building only and as of the date of this Lease with respect to balance of the Project, Landlord shall be responsible, subject to reimbursement as part of Operating Expenses, for the compliance of the Common Areas of the Project with the ADA and all other Legal Requirements following the Commencement Date, except to the extent triggered by Tenant’s Alterations or Tenant’s particular use or occupancy of the Premises, in which case Tenant shall be responsible for the same. Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA related to Tenant’s use or occupancy of the Premises but only to the extent triggered by Tenant’s Alterations or Tenant’s particular use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, except for matters for which Landlord is expressly responsible under this Lease, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Tenant’s failure to comply with Legal Requirements applicable to Tenant’s Alterations or Tenant’s particular use or occupancy of the Premises, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement applicable to Tenant’s Alterations or Tenant’s particular use or occupancy of the Premises.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent (not to exceed 150% of the Base Rent in effect during the last 30 days of the Term), and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be

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equal to 150% of Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. The term “Taxes” shall not include any of Landlord’s state or federal income taxes, franchise or inheritance taxes unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost to Tenant, to use all of the parking spaces serving the Project. Tenant parking rights shall be subject to Landlord’s rules and regulations. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services for the Common Areas (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation below, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. The Premises shall be separately metered for electricity. Landlord may cause, at Tenant’s expense, any other Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful

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misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer to normal restroom use and that used in the conduct of its business operations. Tenant shall have access to the Premises and Utilities shall be available to the Premises 24 hours per day, 7 days per week, except in the case of emergencies, as the result of Legal Requirements, the failure of any Utility provider to provide such Utilities, the performance by Landlord or any Utility provider of any installation, maintenance or repairs, or any other temporary interruptions. Tenant shall be responsible for obtaining its own janitorial services for the Premises.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $40,000 per Building in the Project (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup. Tenant shall not be required to and shall have no right to remove the Tenant Improvements.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or

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earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’ Property to waive any lien Landlord may have against any of Tenant’s Property, Landlord shall consent to such waiver so long as such waiver is in a form and content acceptable to Landlord, in Landlord sole and absolute discretion, and Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (w) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (x) “Tenant’s Property” means Removable Installations and, other than Installations, any furniture, fixtures, equipment, machinery, trade fixtures and other personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the Tl Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good condition and repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition (normal wear and tear excepted) all portions of the Premises,

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including, without limitation, entries, interior doors, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 15 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 15 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after receipt of Landlord’s written notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all third party Claims against Landlord for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

Subject to the waivers in the penultimate paragraph of Section 17 and to the other provisions of this Lease, Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project to the extent caused by the willful misconduct, negligence or gross negligence of Landlord.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project, including Landlord’s Work (as such term is defined in the 11025 Building Work Letter and the 11045 Building Additional Premises Work Letter). Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding , workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements

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customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).

Except as provided for in the last sentence of this paragraph, Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured , along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates. Notwithstanding the foregoing, Tenant shall not be required to maintain business interruption insurance until such time as such insurance is available to Tenant on commercially reasonable terms.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

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Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds from the applicable insurance policies required to be maintained by Landlord under this Lease (with any deductible to be treated as a current Operating Expense and shall be amortized in equal monthly installments over the remaining Base Term), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord is required to maintain pursuant to Section 17 hereof, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure (as defined in Section 34) events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date of the damage or destruction until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Either the termination of this Lease by Tenant provided for above or such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter

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be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant, this Lease shall terminate and Rent shall be equitably apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project. In the event of a temporary Taking of 90 days or less which prevents or materially interferes with Tenant’s use of the Premises, Rent shall be abated from the date 30 days after the Taking until the Premises are restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.

20. Events of Default. Each of the following events shall be an event of default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted

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herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second written notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the

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date due until paid. Notwithstanding anything to the contrary contained in this Section 21, no late charge shall be assessed on the first late payment of Rent made by Tenant in any 12 month period during the Term.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

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(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(c) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners) which regularly invest in private biotechnology companies or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing at least 5 business days prior to the closing of the financing, and (ii) provided that in no

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event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its good faith sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. Landlord may not elect an Assignment Termination with respect to a Permitted Assignment. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses, not to exceed $2,500.00 in connection with its consideration of any Assignment Notice. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment, which approval shall not be unreasonably withheld or delayed by Landlord. In addition, Tenant shall have the right to assign this Lease, upon 15 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a legitimate business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

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(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any tenant improvement costs directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying

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such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Landlord shall not establish any rules and regulations in a discriminatory manner. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project. Upon written request from Tenant, Landlord shall use reasonable efforts to obtain for execution by Tenant a non-disturbance and attornment agreement executed by the Holder of any future Mortgage with a lien on the Project on the form proscribed by the Holder; provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease. As of the date of this Lease, there is no existing Mortgage encumbering the Project.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject

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to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials for which Tenant is responsible under this Lease, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance. Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes and the Hazardous Materials described on Exhibit G, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Project or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Premises or the Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remove or remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant or any Tenant Party. Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(b) Indemnity. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without

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limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees , court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of contamination for which Tenant is responsible hereunder. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable law as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(c) Landlord’s Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(d) Tenant’s Obligations. Landlord’s and Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Lease (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from

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Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 10 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 5 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion (so long as Tenant’s prosecution of such cure does not affect Building Systems or any portion of the Project outside the Premises), and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the 6 months of the Term, to prospective tenants or for any other business purpose. Upon such entry into the Premises, Landlord and its agents, representatives and contractors shall use reasonable efforts to minimize interference with Tenant’s business operations in the Premises. Tenant shall have the right to designate certain areas of the Premises as “Secured Areas” which shall not be entered into by Landlord or Landlord’s representatives without a Tenant representative except in the case of an emergency. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives,

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contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction other than Jones Lang LaSalle and Cassidy Turley. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS,

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DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) coat or otherwise sunscreen the interior or exterior of any windows, (iii) place any bottles, parcels, or other articles on the window sills, (iv) place any equipment, furniture or other items of personal property on any exterior balcony, or (v) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Tenant shall have the right to have its name inscribed, painted or affixed by Landlord on the door of the entrance to the Premises, at Tenant’s sole cost and expense, subject to Landlord’s signage requirements and applicable Legal Requirements. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

Tenant shall have the right to display, at Tenant’s sole cost and expense, 1 sign bearing Tenant’s name on the top of each Building in the Project in a location reasonably acceptable to Landlord. Tenant shall also have the exclusive right to include, at Tenant’s sole cost and expense, its name on the existing building monument signs at the Project; provided, however, that all of Tenant’s signage including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent throughout the Project, and otherwise consistent Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s signs at the expiration or earlier termination of this Lease and repair all damage resulting from such removal. Notwithstanding anything to the contrary contained herein, Landlord reserves the right to maintain signage on the building monument signs at the Project identifying Alexandria Real Estate Equities and the Project.

39. Asbestos.

(a) Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit H.

(b) Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 39 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

Tenant’s
Initials

(c) Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the

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name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit H prior to the commencement of such activities. Nothing in this Section 39 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i) Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii) Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii) Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

40. Termination Right. If, on or before the expiration of the 48th month of the Base Term, Tenant has entered into a new lease agreement (“New Lease”) with Landlord or an entity controlled by, under common control with, or controlling Landlord including, without limitation, any of the constituent members of Landlord or Alexandria Real Estate Equities, Inc. (any such entity, an “Affiliate”) pursuant to which Tenant shall lease space of a rentable square footage in excess of the square footage leased by Tenant under this Lease in the San Diego area (“New Premises”), for a term acceptable to Landlord and/or Affiliate with base rent payable at the then fair market rental rate for such New Premises (taking into consideration the unamortized value of the Tenant Improvements (as defined in the 11025 Building Work Letter), the Tenant Improvements (as defined in the 11045 Building Additional Premises Work Letter) and any other Tenant Improvements in the Premises (as defined in the Prior 11035 Building Lease and the Property 11045 Building Lease), and any broker commissions paid by Landlord in connection with this Lease, the Prior 11035 Building Lease and the Prior 11045 Building Lease) and, otherwise, upon terms and conditions acceptable to Landlord or Affiliate and Tenant in their respective sole discretion, this Lease shall terminate upon the date (“New Lease Commencement Date”) that Tenant commences paying base rent under the New Lease for the New Premises. Tenant acknowledges that nothing contained herein shall obligate Landlord or Affiliate in any way to enter into the New Lease nor shall anything contained herein be construed to grant to Tenant any option or right to lease any space at another property owned by Landlord or Affiliate. If this Lease is terminated pursuant to this Section 40, then Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the New Lease Commencement Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the New Lease Commencement Date, including the obligation to pay Rent through the New Lease Commencement Date, and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.

41. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

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(c) Financial Information. If not publicly available to Landlord, Tenant shall deliver to Landlord Tenant’s most recent financial statements within 121 days after the end of each calendar year or, if applicable, the end of Tenant’s fiscal year. If such financial statements have been audited, Tenant shall deliver audited financial statements. Tenant shall also deliver to Landlord any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord shall treat all such materials and information contained therein as confidential information.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

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(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) Alternative Premises. During the Term of this Lease, Tenant shall not enter into any lease agreement with any third party for space in the San Diego area unless Landlord has had the opportunity, if it so elects and without any obligation to do so, to lease to Tenant alternative premises which satisfies in part or in its entirety the premises being sought by Tenant (“Alternative Premises”) on market terms at the Project or, if Landlord so elects, at another property in the San Diego area owned or controlled by an entity controlled by, under common control with, or controlling Landlord including, without limitation, any of the constituent members of Landlord or Alexandria Real Estate Equities, Inc. (any such entity, an “Affiliate”). Landlord and/or any Affiliate, as the case may be, shall have the right, if it so elects and without any obligation to do so, to acquire a new project or redevelop any existing project it then owns to provide the Alternative Premises. Such new lease shall, if entered into, otherwise be upon terms and conditions acceptable to Landlord or Affiliate, as the case may be, and Tenant in their respective good faith sole discretion. Tenant shall be required to negotiate in good faith with Landlord (or its Affiliate) with respect to any Alternative Premises offered by Landlord (or its Affiliate). The provisions of this Section 41 (m) shall only apply so long as ARE-11 025/11075 Roselle Street, LLC, or an Affiliate is the owner of the Project.

42. Satellite Dish. As long as Tenant is not in default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of each Building directly above the Premises one satellite dish weighing up to 50 pounds and having a diameter or height of up to 20 inches and ancillary cable and other related equipment for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, “Satellite Dish”) on the following terms and conditions:

(a) Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Satellite Dish, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Satellite Dish, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Satellite Dish. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Satellite Dish; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Satellite Dish (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord, (D) may reduce the leaseable space in the Building, or (E) is not properly screened from the viewing public.

(b) No Damage to Roof. If installation of the Satellite Dish requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Satellite Dish such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Satellite Dish. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Satellite Dish, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason

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Tenant is unable to use the Satellite Dish. In no event whatsoever shall the installation, operation, maintenance, or removal of the Satellite Dish by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c) Protection. The installation, operation, and removal of the Satellite Dish shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Satellite Dish.

(d) Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Satellite Dish by Tenant, Tenant shall, at its sole cost and expense, remove the Satellite Dish from the Building. Tenant shall leave the portion of the roof where the Satellite Dish was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Satellite Dish, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Dish and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Satellite Dish or related property disposed of or removed by Landlord.

(e) No Interference. The Satellite Dish shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord or for any future tenant of the Building. Tenant agrees that any other tenant of the Building that in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Satellite Dish.

(f) Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Satellite Dish to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Satellite Dish.

(g) Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Satellite Dish. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h) Appearance. If permissible by Legal Requirements, the Satellite Dish shall be painted the same color as the Building so as to render the Satellite Dish virtually invisible from ground level.

(i) No Assignment. The right of Tenant to use and operate the Satellite Dish shall be personal solely to Tandem Diabetes Care, Inc., a Delaware corporation, and (i) no other person or entity shall have any right to use or operate the Satellite Dish, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Satellite Dish or the use and operation thereof.

43. Back-Up Generators. Subject to Tenant complying with all of the provisions of this Lease including, without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s rules and regulations, Tenant shall have the right to install, at Tenant’s sole cost and expense, 3 back-up generators (1 generator serving each Building) (collectively, the “Generators”) in the areas depicted on Exhibit L (collectively, the “Generator Areas”). Tenant may not use any portion of the TI Allowance available to Tenant under the 11025 Building Work Letter or the 11045 Building Additional Premises Work Letter for costs incurred by Tenant in connection with the Generators. The Generators

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shall be of a design and type and with screening acceptable to Landlord, in Landlord’s sole and absolute discretion. Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove the Generators and restore the Generator Areas to their original use and condition upon the expiration or earlier termination of the Term. Tenant’s parking spaces provided for in this Lease shall be reduced by the number of parking spaces impacted by Tenant’s installation of the Generators and Tenant shall not be entitled to any additional parking rights in the Project. Landlord shall have no obligation to maintain, repair or replace the Generators and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises. At the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, deliver the Generator Areas to Landlord free of any debris and trash and free of any Hazardous Materials.

[Signatures are on the next page]

Net Office/Laboratory	11025/11035/11045 Roselle-Tandem Diabetes - Page 33

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

TANDEM DIABETES CARE, INC.,
a Delaware corporation

By:
Its:	LFA

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
		Its:	Gary Dean
VP - RE LEGAL AFFAIRS

Net Office/Laboratory	11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

Net Office/Laboratory	11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

LEGAL DESCRIPTION

ALL OF BLOCK 5 AND LOTS 1 AND 12 IN BLOCK 6 OF SORRENTO LANDS AND TOWNSITE, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 483 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 9, 1983.

ALSO THE ALLEY IN SAID BLOCK 5, AS VACATED AND CLOSED TO PUBLIC USE.

ALSO THAT PORTION OF THE ALLEY IN SAID BLOCK 6 LYING BETWEEN SAID LOTS 1 AND 12 IN BLOCK 6 AND SOUTHEASTERLY OF A LINE WHICH IS PARALLEL WITH THE 50 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF HELIOTROPE STREET.

ALSO THAT PORTION OF THE NORTHWESTERLY HALF OF GOLDEN ROD STREET LYING SOUTHEASTERLY OF AND ADJACENT TO SAID BLOCK 5, LYING NORTHEASTERLY OF THE NORTHWESTERLY LINE OF SMILAX STREET AND SOUTHWESTERLY OF THE SOUTHWESTERLY LINE OF THE ATCHISON, TOPEKA AND SANTA RAILROAD COMPANY’S RIGHT OF WAY.

ALSO THAT PORTION OF HELIOTROPE STREET LYING BETWEEN SAID BLOCKS 5 AND 6, LYING NORTHEASTERLY OF THE NORTHEASTERLY LINE OF SMILAX STREET AND SOUTHWESTERLY OF THE SOUTHWESTERLY LINE OF THAT ATCHISON, TOPEKA AND SANTA FE RAILROAD COMPANY’S RIGHT OF WAY.

EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY, THAT PORTION LYING NORTHEASTERLY OF THE LINE PARALLEL WITH AND 136.34 FEET SOUTHWESTERLY OF THE SOUTHWESTERLY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD COMPANY’S RIGHT OF WAY.

ALSO EXCEPTING THAT PORTION LYING SOUTHWESTERLY OF A LINE DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 12, BLOCK 6 OF SAID MAP NO. 483; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID BLOCK 6, TO AND ALONG THE SOUTHWESTERLY LINE OF SAID BLOCK 5, SOUTH 39°07’21” EAST, 348.30 FEET TO A POINT IN THE ARC OF A NON TANGENT 235.00 FOOT RADIUS CURVE, CONCAVE NORTHERLY, A RADIAL LINE BEARS NORTH 7°12’50” EAST FROM SAID POINT, SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE EASTERLY ALONG THE ARC OF SAID CURVE THROUGH AN ANGLE OF 3°45’35”, A DISTANCE OF 15.42 FEET; THENCE SOUTH 86°32’48” EAST, 113.12 FEET TO THE BEGINNING OF A TANGENT 165.00 FOOT RADIUS CURVE, CONCAVE SOUTHERLY; THENCE EASTERLY ALONG THE ARC OF SAID CURVE THROUGH AN ANGLE OF 2°11’12”, A DISTANCE OF 6.30 FEET TO THE SOUTHEASTERLY LINE OF THE NORTHWESTERLY HALF OF SAID GOLDEN ROD STREET.

Net Office/Laboratory	11025/11035/11045 Roselle-Tandem Diabetes

LEGAL DESCRIPTION

PARCEL 1:

LOTS 1 THROUGH 4 INCLUSIVE, OF PACIFIC SORRENTO INDUSTRIAL PARK, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 7748 FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, SEPTEMBER 25, 1973.

Net Office/Laboratory	11025/11035/11045 Roselle-Tandem Diabetes

LEGAL DESCRIPTION

PARCEL 2:

PARCEL 2 OF PARCEL MAP NO. 3392, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO A MAP ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF LOT 5 OF PACIFIC SORRENTO INDUSTRIAL PARK, ACCORDING TO MAP THEREOF NO. 7748, IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT C-1 TO LEASE

11025 BUILDING WORK LETTER

THIS 11025 BUILDING WORK LETTER dated MARCH 7TH, 2012 (this “11025 Building Work Letter”) is made and entered into by and between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated MARCH 7TH, 2012 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Kim D. Blickenstaff (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this 11025 Building Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this 11025 Building Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Thomas Brennan and Rodney Hunt (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this 11025 Building Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this 11025 Building Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) DGA shall be the architect (the “TI Architect”) for the Tenant Improvements.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the 11025 Building of a fixed and permanent nature as shown on the Tl Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the 11025 Building for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Landlord and Tenant acknowledge and agree that the plan prepared by the Tl Architect attached hereto as Exhibit I to the Lease (the “Space Plan”) has been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plan constitutes a Change Request the cost of which changes shall be paid for by Tenant. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building (or Landlord’s plans for the Building) as a result of Tenant’s requested changes.

(c) Working Drawings. Landlord shall cause the Tl Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant

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Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plan. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plan, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements. Landlord shall cause Landlord’s Work to comply in all respects with the following: (i) Legal Requirements, as each may apply according to the rulings of the controlling public official, agent or other authority; (ii) building material manufacturer’s specifications; and (iii) the TI Construction Drawings.

(b) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the 11025 Building (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this 11025 Building Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to

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11025/11035/11045 Roselle-Tandem Diabetes

Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. Unless the manufacturer thereof is specified on the TI Construction Drawings, as to all building materials and equipment that Landlord is obligated to supply under this 11025 Building Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e) Delivery of the 11025 Building. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the 11025 Building. Tenant’s taking possession and acceptance of the 11025 Building shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter, or as soon as reasonably possible thereafter.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the 11025 Building. If requested by Tenant, Landlord shall cooperate with Tenant, at no cost to Landlord (provided that if Tenant agrees to reimburse Landlord fully for all out-of-pocket costs incurred by Landlord in connection with such cooperation, it shall be deemed to be at no cost to Landlord), to obtain the benefit of such warranties for Tenant. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the 11025 Building shall occur when Landlord’s Work has been Substantially Completed, except to the extent that Substantial Completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder within the time limits set forth herein;

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times, but only if Landlord notifies Tenant of such long lead times prior to any delay in the completion of Landlord’s Work;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

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(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below) beyond the time periods set forth herein; or

(viii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AlA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. Costs.

(a) Budget For Tenant Improvements. A preliminary detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements is set forth on Schedule 1 attached hereto (the “Budget”). The Budget includes a payment to Landlord of administrative rent (“Administrative Rent”) equal to 4% of the TI Costs for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d). The Budget may be revised before the commencement of construction of the Tenant Improvements based upon the TI Construction Drawings approved by Tenant. Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund. If the Budget is greater

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than the TI Allowance, Tenant shall deposit with Landlord the Excess TI Costs, in cash, in accordance with Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) of $50.00 per rentable square foot of the 11025 Building, or $935,250 in the aggregate. On or before the date that is 10 days after the mutual execution and delivery of the Lease by the parties, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed by Landlord in accordance with the Lease and this 11025 Building Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the design or construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or any Changes pursuant to Section 4, and (ii) costs resulting from Tenant Delays.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, data and telecommunications wiring and cabling, a security system, fire alarm system and minor upgrades, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment other than data and telecommunications wiring and cabling, a security system and minor upgrades.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 2/3 of the then current TI Cost in excess of the remaining. TI Allowance (“Excess TI Costs”) upon the commencement of construction of the Tenant Improvements and the balance of the Excess TI Costs upon completion of the Tenant Improvements. If Tenant fails to deposit any Excess TI Costs with Landlord as required under this Section 5(d), Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 15 business days prior to the anticipated Commencement Date to perform any work (“Tenant’s Work”) required by Tenant within the 11025 Building other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably

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designated by Landlord. Landlord shall use reasonable efforts to notify Tenant (which notification may be provided at periodic construction meetings) of the anticipated Commencement Date at least 20 days before the anticipated Commencement Date. Tenant shall not be required to pay Base Rent or Operating Expenses during such access period. Notwithstanding the foregoing, Tenant shall have no right to enter onto the 11025 Building unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord (which requirement Landlord shall describe in reasonable detail in a writing delivered to Tenant reasonably in advance of the access period) in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant. Immediately prior to the delivery of the 11025 Building to Tenant, Landlord shall remove all rubbish and debris therefrom and clean the 11025 Building.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the 11025 Building until Substantial Completion of Landlord’s Work.

(c) No Acceptance of the 11025 Building. The fact that Tenant may, with Landlord’s consent, enter into the Building prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work within the 11025 Building shall not be deemed an acceptance by Tenant of possession of the 11025 Building, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this 11025 Building Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this 11025 Building Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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SCHEDULE 1 TO 11025 BUILDING WORK LETTER

BUDGET

Updated 3/6/2012

Alexandria Real Estate

“11025 Building” TI Budget Estimate

		COST	18,705 Cost/SAF	COMMENTS
TI Construction Budget
Construction Budget		$835,411	$44.66	Based on 01.06.2012 BNB Prici
Fire alarm system		$8,500	$0.45	Allowance
Card Access System		$18,447	$0.99	CCS Quote
CCTV System		$27,765	$1.48	CCS Quote
Smoke Alarm		$12,467	$0.67	Allowance
Security		$9,106	$0.49	CCS Quote
Cabling		$33,326	$1.78	Firstlink Quote
Total Direct Construction Costs		$911,696	$48.74

TI CONSTRUCTION CONTINGENCY	5%	$45,584.78	$2.44

TI DIRECT CONSTRUCTION AND CONTINGENCY COSTS		$957,280	$51.18

TI SOFT COSTS

DESIGN & CONSULTANT COSTS
Design Fees		$74,820	$4.00
MEP Design Fees		$37,410	$2.00
SUBTOTAL DESIGN & CONSULTANT		$112,230	$6.00

CITY FEES & REIMBURSABLES
Reimbursables	7.50%	$8,417	$0.45
Permits & Plan Check	1.50%	$14,359	$0.77
SUBTOTAL CITY & UTILITY		$14,359	$0.77

Soft Cost Contingency	5%	6,329	$0.34

TI TOTAL SOFT COSTS		$132,919	$7 .11

TI PROJ ECT BUDGET WITHOUT MANAGEMENT FEE		$1,090,199	$58.28

Owner Management Fee	4%	$43,608

TI PROJ ECT BUDGET WITH MANAGEMENT FEE		$1,133,807	$60.62

TI Work Letter		$935,250	$50

Tenant Out of Pocket TI Expense		$198,557	$10.62

Qualifications - Excludes all furniture, movable benches/tables, lab equipment, IT equipment, moving expenses, and any other Tandem related expenses

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EXHIBIT C-2 TO LEASE

11045 BUILDING ADDITIONAL PREMISES WORK LETTER

THIS 11045 BUILDING ADDITIONAL PREMISES WORK LETTER dated MARCH 7TH, 2012 (this “11045 Building Additional Premises Work Letter”) is made and entered into by and between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of Lease Agreement dated MARCH 7TH, 2012 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Kim D. Blickenstaff (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this 11045 Building Additional Premises Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this 11045 Building Additional Premises Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Thomas Brennan and Rodney Hunt (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this 11045 Building Additional Premises Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this 11045 Building Additional Premises Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the 11045 Building Additional Premises Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) DGA shall be the architect (the “TI Architect”) for the 11045 Building Additional Premises Tenant Improvements.

2. 11045 Building Additional Premises Tenant Improvements.

(a) 11045 Building Additional Premises Tenant Improvements Defined. As used herein, “11045 Building Additional Premises Tenant Improvements” shall mean all improvements to the 11045 Building Additional Premises and the 11045 Building Existing Premises Improvement Area of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the 11045 Building Additional Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Landlord and Tenant acknowledge and agree that the plan prepared by the TI Architect attached hereto as Exhibit J to the Lease (the “Space Plan”) has been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plan constitutes a Change Request the cost of which changes shall be paid for by

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Tenant. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building (or Landlord’s plans for the Building) as a result of Tenant’s requested changes.

(c) Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the 11045 Building Additional Premises Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plan. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the 11045 Building Additional Premises Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the 11045 Building Additional Premises Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plan, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than October 30, 2009, in order for Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the 11045 Building Additional Premises Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the 11045 Building Additional Premises Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the 11045 Building Additional Premises Tenant Improvements. Landlord shall cause Landlord’s Work to comply in all respects with the following: (i) Legal Requirements, as each may apply according to the rulings of the controlling public official, agent or other authority; (ii) building material manufacturer’s specifications; and (iii) the TI Construction Drawings.

(b) Commencement and Permitting. Landlord shall commence construction of the 11045 Building Additional Premises Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the 11045 Building Additional Premises Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

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(c) Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the 11045 Building Additional Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this 11045 Building Additional Premises Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. Unless the manufacturer thereof is specified on the TI Construction Drawings, as to all building materials and equipment that Landlord is obligated to supply under this 11045 Building Additional Premises Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e) Delivery of the 11045 Building Additional Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the 11045 Building Additional Premises. Tenant’s taking possession and acceptance of the 11045 Building Additional Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter, or as soon as reasonably possible thereafter.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the 11045 Building Additional Premises. If requested by Tenant, Landlord shall cooperate with Tenant, at no cost to Landlord, to obtain the benefit of such warranties for Tenant. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the 11045 Building Additional Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that Substantial Completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder within the time limits set forth herein;

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

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(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times, but only if Landlord notifies Tenant of such long lead times prior to any delay in the completion of Landlord’s Work;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below) beyond the time periods set forth herein; or

(viii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the 11045 Building Additional Premises Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. Changes. Any changes requested by Tenant to the 11045 Building Additional Premises Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the 11045 Building Additional Premises Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AlA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

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5. Costs.

(a) Budget For 11045 Building Additional Premises Tenant Improvements. A preliminary detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the 11045 Building Additional Premises Tenant Improvements is set forth on Schedule 1 attached hereto (the “Budget”). The Budget includes a payment to Landlord of administrative rent (“Administrative Rent”) equal to 4% of the TI Costs for monitoring and inspecting the construction of the 11045 Building Additional Premises Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d). The Budget may be revised before the commencement of construction of the 11045 Building Additional Premises Tenant Improvements based upon the TI Construction Drawings approved by Tenant. Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from , out of, or in connection with monitoring the construction of the 11045 Building Additional Premises Tenant Improvements and Changes, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the Excess TI Costs, in cash, in accordance with Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) of $217,075 in the aggregate. On or before the date that is 10 days after the mutual execution and delivery of the Lease by the parties, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed by Landlord in accordance with the Lease and this 11045 Building Additional Premises Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the design or construction of (i) the 11045 Building Additional Premises Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or any Changes pursuant to Section 4, (ii) costs resulting from Tenant Delays, and (iii) data and telecommunications wiring and cabling, a security system and minor upgrades.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, data and telecommunications wiring and cabling, a security system, fire alarm system and minor upgrades, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment other than data and telecommunications wiring and cabling, a security system and minor upgrades.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the 11045 Building Additional Premises Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the 11045 Building Additional Premises Tenant Improvements, 1/3 of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”) at the time the Space Plan is approved. Tenant shall deposit 1/3 of the Excess TI Costs upon the commencement of construction of the 11045 Building Additional Premises Tenant Improvements and the balance of the Excess TI Costs upon completion of the 11045 Building Additional Premises Tenant Improvements. If Tenant fails to deposit any Excess TI Costs with Landlord as required under this Section 5(d), Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first

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disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the 11045 Building Additional Premises Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the 11045 Building Additional Premises (i) 15 business days prior to the 11045 Building Additional Premises Commencement Date to perform any work (“Tenant’s Work”) required by Tenant within the 11045 Building Additional Premises other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Landlord shall use reasonable efforts to notify Tenant (which notification may be provided at periodic construction meetings) of the anticipated Commencement Date at least 20 days before the anticipated Commencement Date. Tenant shall not be required to pay Base Rent or Operating Expenses during such access period. Notwithstanding the foregoing, Tenant shall have no right to enter onto the 11045 Building Additional Premises unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord (which requirement Landlord shall describe in reasonable detail in a writing delivered to Tenant reasonably in advance of the access period) in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant. Immediately prior to the delivery of the 11045 Building Additional Premises to Tenant, Landlord shall remove all rubbish and debris therefrom and clean the 11045 Building Additional Premises.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the 11045 Building Additional Premises until Substantial Completion of Landlord’s Work.

(c) No Acceptance of the 11045 Building Additional Premises. The fact that Tenant may, with Landlord’s consent, enter into the 11045 Building Additional Premises prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work within the 11045 Building Additional Premises shall not be deemed an acceptance by Tenant of possession of the 11045 Building Additional Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this 11045 Building Additional Premises Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

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(b) Modification. No modification, waiver or amendment of this 11045 Building Additional Premises Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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Schedule 1

Budget

Updated 3/6/2012

Alexandria Real Estate

“11045 Building Additional Premises” TI Budget Estimate

			8,683
		COST	Cost/$AF	COMMENTS
TI Construction Budget
Construction Budget		$428,283	$49.32	Based on BNB estimate
Fire alarm system		$4,000	$0.45	Allowance
Card Access System		$4,500	$0.50	Allowance
CCTV System		$8,000	$0.90	Allowance
Smoke Alarm		$12,467	$0.65	CCS Quote
Security		$4,342	$0.50
Cabling
Total Direct Construction Costs		$461,591	$53.16

TI CONSTRUCTION CONTINGENCY	5%	$23,079.57	$2.66

TI DIRECT CONSTRUCTION AND CONTINGENCY COSTS		$484,671	$55.82

TI SOFT COSTS

DESIGN & CONSULTANT COSTS
Design Fees		$46,200	$5.32
MEP Design Fees		$36,790	$4.24
SUBTOTAL DESIGN & CONSULTANT		$82,990	$9.56

CITY FEES & REIMBURSABLES
Reimbursables	7.50%	$6,224	$0.72
Permits & Plan Check	1.50%	$7,270	$0.84
SUBTOTAL CITY & UTILITY		$7,270	$0.84

Soft Cost Contingency	5%	4,513	$0.52

TI TOTAL SOFT COSTS		$94,773	$10.91

TI PROJECT BUDGET WITHOUT MANAGEMENT FEE		$579,444	$66.73

Owner Management Fee	4%	$23.178

TI PROJECT BUDGET WITH MANAGEMENT FEE		$602,622	$69.40

TI Work Letter		$217,075	$25

Tenant Out of Pocket TI Expense		$385,547	$44.40

Qualifications - Excludes all furniture, movable benches/tables, lab equipment, IT equipment, moving expenses, and any other Tandem related expenses

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Updated 3/612012

Alexandria Real Estate

“11045 Building Existing Premises Improvement Area” TI Budget Estimate

Clean Room/Gowning/Receiving

			3,540
		COST	Cost/SAF	COMMENTS
TI Construction Budget
Construction Budget		$302,635	$85.49	Based on BNB estimate
Fire alarm system		$4,000	$0.45	Allowance
Card Access System
CCTV System
Smoke Alarm		$5,750	$0.65	Allowance
Security
Cabling
Total Direct Construction Costs		$312,385	$88.24

TI CONSTRUCTION CONTINGENCY	5%	$15,619.25	$4.41

TI DIRECT CONSTRUCTION AND CONTINGENCY COSTS		$328,004	$92.66

TI SOFT COSTS

DESIGN & CONSULTANT COSTS
Design Fees		$18,835	$5.32
MEP Design Fees		$14,999	$4.24
SUBTOTAL DESIGN & CONSULTANT		$33,834	$9.56

CITY FEES & REIMBURSABLES
Reimbursables	7.50%	$2,538	$0.72
Permits & Plan Check	1.50%	$4,920	$0.84
SUBTOTAL CITY & UTILITY		$4,920	$0.84

Soft Cost Contingency	5%	1,938	$0.52

TI TOTAL SOFT COSTS		$40,692	$11.49

TI PROJECT BUDGET WITHOUT MANAGEMENT FEE		$368,696	$104.15

Owner Management Fee	4%	$14.748

TI PROJECT BUDGET WITH MANAGEMENT FEE		$383,444	$108.32

TI Work Letter		$0	$0

Tenant Out of Pocket TI Expense		$383,444	$108.32

Qualifications - Excludes all furniture, movable benches/tables, lab equipment, IT equipment, moving expenses, and any other Tandem related expenses

This budget is not intended to be funded from any Tenant Improvement Allowance.

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this      day of             ,         , between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated             , 20     (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             , 20    , and the termination date of the Base Term of the Lease shall be midnight on             , 20    . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

TANDEM DIABETES CARE, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

Rules and Regulations	11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project exclusive of the diesel fuel storage and diesel backup generators.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall use commercially reasonable efforts to maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

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Rules and Regulations	11025/11035/11045 Roselle-Tandem Diabetes

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (except in the kitchen or break room) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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Tenant’s Personal Property	11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT G TO LEASE

HAZARDOUS MATERIALS LIST

The following hazardous materials which shall be used in quantities small enough to qualify as “de minimus” quantities:

1.	Lead Solder

2.	Cleaners, including:

Isopropanol

Ethanol

Heptane

Nitro Methane

Acetone

Tolunene

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of APRIL 24TH 2012, by and between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 7, 2012 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 66,442 rentable square feet (“Premises”) in buildings located at 11025, 11035 and 11045 Roselle Street, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, to provide Tenant with an additional tenant improvement allowance of (i) $174,302 in the aggregate with respect to the tenant improvements to be constructed pursuant to the 11025 Building Work Letter and (ii) $691,843 in the aggregate with respect to the tenant improvements to be constructed pursuant to the 11045 Building Work Letter.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Additional TI Allowance.

a. 11025 Building Work Letter. Section 5(b) of the 11025 Building Work Letter is hereby deleted in its entirety and replaced with the following:

“(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the amount of $935,250 in the aggregate, which is included in the Base Rent set forth in the Lease; and

2. an “Additional 11025 Tenant Improvement Allowance” in the amount of $174,302 in the aggregate, which shall result in adjustments to the Base Rent as set forth in the Lease.

Tenant hereby elects to use all of the Tenant Improvement Allowance and the Additional 11025 Tenant Improvement Allowance. Such election shall be final and binding on Tenant. The TI Allowance shall be disbursed in accordance with this 11025 Building Work Letter and the Lease.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or any Changes pursuant to Section 4, and (ii) costs resulting from Tenant Delays.”

b. 11045 Building Work Letter. Section 5(b) of the 11045 Building Work Letter is hereby deleted in its entirety and replaced with the following:

“(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the amount of $217,075 in the aggregate, which is included in the Base Rent set forth in the Lease; and

2. an “Additional 11045 Tenant Improvement Allowance” in the amount of $691,843 in the aggregate, which shall result in adjustments to the Base Rent as set forth in the Lease.

Tenant hereby elects to use all of the Tenant Improvement Allowance and the Additional 11045 Tenant Improvement Allowance. Such election shall be final and binding on Tenant. The TI Allowance shall be disbursed in accordance with this 11045 Building Work Letter and the Lease.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or any Changes pursuant to Section 4, (ii) costs resulting from Tenant Delays and (iii) data and telecommunications wiring and cabling, a security system and minor upgrades.”

c. Additional TI Allowance Definition. The Additional 11025 Tenant Improvement Allowance together with the Additional 11045 Tenant Improvement Allowance is hereinafter collectively referred to as the “Additional TI Allowance”.

2.	Base Rent Adjustments. As a result of Tenant’s election to receive the Additional TI Allowance, Base Rent will increase by the amount set forth on Exhibit A to this First Amendment under the heading “TI Rent”. Accordingly, Exhibit K to the Lease is hereby deleted in its entirety and replaced with Exhibit A to this First Amendment.

3.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this First Amendment (other than Jones LangLaSalle. and Cassidy Turley) and that no Broker brought about this transaction (other than Jones LangLaSalle. and Cassidy Turley). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker named in this Section 3, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

4.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. Tenant acknowledges that it has read the provisions of this First Amendment, understands them, and is bound by them. Time is of the essence in this First Amendment.

d. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

e. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

TANDEM DIABETES CARE, INC., a Delaware corporation

By:

Its:	LFA

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:

GARY DEAN
VP - RE LEGAL AFFAIRS

Exhibit A

Base Rent Schedule

Space RSF Building Date	11025 Building 18,705 RSF 11025		11035 Building 17,590 RSF 11035		11045 Building 21,464 RSF (Existing Premises)		11045 Building 8,683 RSF Additional Premises		TI Rent 66,442 RSF 11025/11045
	Rate	Rent	Rate	Rent	Rate	Rent	Rate	Rent	Rate	Rent	Total Rent
Mar-12	—	—	1.44	25,364.76	1.94	41,645.66	—	—	—	—	67,010.44
Apr-12	—	—	1.49	26,125.72	1.94	41,645.66	—	—	—	—	67,771.36
May-12	—	—	1.49	26,125.72	1.94	41,645.66	1.75	15,195.25	—	—	82,966.63
Jun-12	1.75	32,733.75	1.49	26,125.72	1.94	41,645.66	1.75	15,195.25	0.27	17,979.75	133,680.13
Jul-12	—	—	1.49	26,125.72	1.94	41,645.66	1.75	15,195.25	0.27	17,979.75	100,946.38
Aug-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Sep-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Oct-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Nov-12	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Dec-12	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Jan-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17.979.75	135,137.73
Feb-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Mar-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Apr-13	1.75	32,733.75	1.53	26,909.50	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,921.50
May-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Jun-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Jul-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Aug-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Sep-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Oct-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Nov-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.50
Dec-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Jan-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Feb-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Mar-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Apr-14	1.80	33,715.76	1.58	27,716.78	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	135,311.19
May-14	1.86	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Jun-14	1.86	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Jul-14	1.86	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Aug-14	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Sep-14	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Oct-14	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Nov-14	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Dec-14	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Jan-15	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Feb-15	1.86	34,727,24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Mar-15	1.86	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Apr-15	1.86	34,727.24	1.62	28,548.28	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	139,370.52
May-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19,646.95	141,468.20
Jun-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19,646.95	141,468.20
Jul-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19,646.95	141,468.20
Aug-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Sep-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,595.19
Oct-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Nov-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Dec-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Jan-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Feb-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Mar-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142.695.19
Apr-16	1.91	35,769.05	1.67	29,404.73	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	143,551.64
May-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145,712.25
Jun-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145,712.25
Jul-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145.712.25
Aug-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Sep-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Oct-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Nov-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Dec-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Jan-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Feb-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Mar-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	146,976.05
Apr-17	1.97	36,842.12	1.72	30,286.87	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	147,858.19
May-17	2.03	37,947.39	1.72	30,286.87	2.02	43,390.44	2.03	17,615.46	0.31	20,843.45	150,083.61

A-1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “First Amendment”) is made as of July 31, 2012, by and between ARE-11 025/11075 ROSELLE STREET, LLC, a Delaware limited liability company (“Landlord”), and TANDEM DIABETES CARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 7, 2012, as amended by that certain First Amendment to Lease dated as of April 24, 2012 (as so amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 66,442 rentable square feet (“Premises”) in buildings located at 11025, 11035 and 11045 Roselle Street, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) confirm the 11025 Building Commencement Date, (ii) confirm the 11045 Building Additional Premises Commencement Date and (iii) amend the schedule of Base Rent as shown on Exhibit K to the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	11025 Building Commencement Date. Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the 11025 Building Commencement Date is July 13, 2012.

2.	11045 Building Additional Premises Commencement Date. Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the 11045 Additional Premises Commencement Date is July 9, 2012.

3.	Base Rent. Exhibit K to the Lease is hereby deleted in its entirety and replaced with Exhibit A to this Second Amendment.

4.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker named in this Section 3, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

5.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. Tenant acknowledges that it has read the provisions of this Second Amendment, understands them, and is bound by them. Time is of the essence in this Second Amendment.

d. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

e. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

TANDEM DIABETES CARE, INC.,
a Delaware corporation

By:
Its:	DIRECTOR IT & FACILITIES

LANDLORD:

ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
GARY DEAN
VP - RE LEGAL AFFAIRS

Exhibit A

Base Rent Schedule

Space RSF Building Date	11025 Building 18,705 RSF 11025		11035 Building 17,590 RSF 11035		11045 Building 21,464 RSF (Existing Premises)		11045 Building 8,683 RSF Additional Premises		TI Rent 66,442 RSF 11025/11045		Total Rent
	Rate	Rent	Rate	Rent	Rate	Rent	Rate	Rent	Rate	Rent
Mar-12	—	—	1.44	25,364.78	1.94	41,645.66	—	—	—	—	67,010.44
Apr-12	—	—	1.49	26,125.72	1.94	41,645.66	—	—	—	—	67,771,38
May-12	—	—	1.49	26,125.72	1.94	41,645.66	—	—	—	—	67,771.38
Jun-12	—	—	1.49	26,125.72	1.94	41,645.66	—	—	0.27	17,979.75	85,751.13
Jul-12	1.75	20,731.38	1.49	26,125.72	1.94	41,645.66	1.75	11,649.69	0.27	17,979.75	118,132.20
Aug-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Sep-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Oct-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Nov-12	—	—	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	102,403.98
Dec-12	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Jan-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Feb-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Mar-13	1.75	32,733.75	1.49	26,125.72	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,137.73
Apr-13	1.75	32,733.75	1.53	26,909.50	2.01	43,103.26	1.75	15,195.25	0.27	17,979.75	135,921.50
May-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Jun-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Jul-13	1.80	33,715.76	1.53	26,909.50	2.01	43,103.26	1.80	15,651.11	0.28	18,519.14	137,898.76
Aug-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Sep-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Oct-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Nov-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Dec-13	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Jan-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Feb-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Mar-14	1.80	33,715.76	1.53	26,909.50	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	134,503.90
Apr-14	1.80	33,715.76	1.58	27,716.78	1.85	39,708.40	1.80	15,651.11	0.28	18,519.14	135,311.19
May-14	1.85	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Jun-14	1.85	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Jul-14	1.85	34,727.24	1.58	27,716.78	1.85	39,708.40	1.86	16,120.64	0.29	19,074.71	137,347.77
Aug-14	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Sep-14	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Oct-14	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Nov-14	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Dec-14	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Jan-15	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Feb-15	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Mar-15	1.85	34,727.24	1.58	27,716.78	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	138,539.02
Apr-15	1.85	34,727.24	1.62	28,548.28	1.91	40,899.65	1.86	16,120.64	0.29	19,074.71	139,370.52
May-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19,646.95	141,468.20
Jun-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19.646.95	141,468.20
Jul-15	1.91	35,769.05	1.62	28,548.28	1.91	40,899.65	1.91	16,604.26	0.30	19,646.95	141,468.20
Aug-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Sep-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Oct-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Nov-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Dec-15	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Jan-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Feb-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142,695.19
Mar-16	1.91	35,769.05	1.62	28,548.28	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	142.695.19
Apr-16	1.91	35,769.05	1.67	29,404.73	1.96	42,126.64	1.91	16,604.26	0.30	19,646.95	143,551.64
May-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145,712.25
Jun-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145,712.25
Jul-16	1.97	36,842.12	1.67	29,404.73	1.96	42,126.64	1.97	17,102.39	0.30	20,236.36	145,712.25
Aug-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Sep-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Oct-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Nov-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Dec-16	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Jan-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Feb-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236,36	145,976.05
Mar-17	1.97	36,842.12	1.67	29,404.73	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	145,976.05
Apr-17	1.97	36,842.12	1.72	30,286.87	2.02	43,390.44	1.97	17,102.39	0.30	20,236.36	147,858.19
May-17	2.03	37,947.39	1.72	30,286.87	2.02	43,390.44	2.03	17,615.46	0.31	20,843.45	180,083.61

A-1

11025/11035/11045 Roselle-Tandem Diabetes

EXHIBIT H TO LEASE

ASBESTOS DISCLOSURE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 11025 Roselle Street, San Diego, CA (“Building”) in accordance with California Code of Regulations, title 8, section 1529 and Section 25915 et. seq. of the California Health and Safety Code.

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

ACMs were not identified in the materials sampled during a survey performed in 2003. However, roofing materials were not sampled and are presumed asbestos-containing materials or PACMs. These materials were observed in good condition and may be managed in place.

Because PACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at the Landlord’s office located at 4660 La Jolla Village Drive, Suite 725, San Diego, CA 92122.

H-1

11025/11035/11045 Roselle-Tandem Diabetes

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 11035 Roselle Street, San Diego, CA (“Building”) in accordance with California Code of Regulations, title 8, section 1529 and Section 25915 et. seq. of the California Health and Safety Code.

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

ACMs found during an asbestos survey at the Building included sink coating, vinyl sheet flooring, trasite hoods, transite panels, and silver roof coating. Additionally, the main roofing material (beneath the silver coating) was not sampled and is considered presumed asbestos containing or PACM. During February 2003, the sink coating, vinyl sheet flooring, and transite hoods were removed from the Building. The remaining materials (transite panels, silver roof coating, and roofing materials) were observed in good condition and may be managed in place.

Because ACMs and PACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at the Landlord’s office located at 4660 La Jolla Village Drive, Suite 725, San Diego, CA 92122.

H-2